STANDARD OFFICE LEASE

THIS INDENTURE OF LEASE, made on the 15 day of January, 201 JAMES H. BATMASIAN D/B/A INVESTMENTS LIMITED as agent for JHB SEAS LLC, a Florida limited liability company whose mailing address is 215 North Federa Boca Raton, Florida 33432, hereinafter called the "Landlord" which term shall includ assigns wherever the context so requires or admits, and FUTURE HEALTHCARE OF Wyoming corporation hereinafter called the "Tenant" which term shall include their s wherever the context so requires or admits,

W I T N E S S E T H:

1. LEASED PREMISES.

That for and in consideration of the payment from time to time of the rents h and for and in consideration of the performance of the covenants hereinafter contained kept and performed, the Landlord has leased, let and demised and by these presents demise unto the Tenant, and the Tenant accepts from the Landlord, those certain Lease at 420 Royal Palm Way, Suite 100, Palm Beach, FL 33480, in the County of Palm Bea Florida, herein called "the Leased Premises," which Leased Premises is deemed to c 3,350 square feet, herein called the "Rentable Square Feet" as described in Exhibit "A" of this Lease, the Tenant has had the opportunity to measure the Leased Premises accepts for all purposes, where utilized in this Lease, the Rentable Square Feet of the set forth in this Section.

2. TERM.

A. Initial Term.

The term of this lease shall be for a period of eighteen (18) months, commenc 2014 (hereafter the "Lease Commencement Date") and terminating on July 31st, 2015 (h Termination Date").

B. Option Term.

Provided that Tenant is not in default under the Lease at the time it exercises hereunder, Tenant shall have the option to extend this Lease for two (2) consecutive re (2) years each (each a "Renewal Term"). The extension(s) shall be confirmed in writi the parties to this Lease, based upon all other terms and conditions of the Lease, unless in writing between either party, except that the annual Base Rent during the Renewal Te by five (5) percent per annum. Tenant must give written notice to Landlord of its de Lease by the date which is three (3) months prior to the termination date of the original the essence as to Tenant's written notice to Landlord. If notice is not so given by Te extend shall be null and void and of no further force or effect whatsoever.

3. BASE RENT.

Commencing on February 1st, 2014 (the "Rent Commencement Date"), Tenant at the office or such other place as Landlord may from time to time designate as "Base R Premises during the term of this Lease, without any deduction or set off, in equal mon advance on the first day of each calendar month as follows:

BASE RENT, YEAR ONE: $9,770.83 PER MONTH

Notwithstanding anything to the contrary contained herein, in the event the Co is other than the first day of a calendar month, then Tenant shall pay to Landlord on t Date a sum equal to the per diem Monthly Rent for the month in which the Commen occur multiplied by the number of days from the Commencement Date to the last day both inclusive, plus the Monthly Rent for the next calendar month (said period of time h as the "First Month"). Such per diem payment and the first Monthly Rent payment shall of Monthly Rent from the Commencement Date to the last day of the month next s Month, both inclusive.

Thereafter, if the monthly rent is not paid by the tenth (10th) day of any mon percent late fee will be charged for all rents received after the tenth (10th) of the month automatically as additional rent, without the necessity of notice to Tenant of such acknowledges that a fee equal to three (3) percent of the amount of the check shall returned checks, as an administrative fee, and shall be payable as "additional rent".

4. ADDITIONAL CHARGES.

(A) In addition to the Base Rent charges set forth in Section 3 a

also pay Tenant's proportionate share of (i) real estate taxes (and assessments, if a
expense; and (iii) common area expenses (the foregoing charges hereinafter "Addition
estimated for the current calendar year as follows, as more particularly described in
herein, and which shall be considered, for purposes of default, as Additional Rent:

ADDITIONAL RENT CHARGES, YEAR ONE: $3,542.63 PER MONTH

i) Real Estate Taxes and Assessments. For each calendar y during the term of this Lease, Tenant shall pay its proportionate share of all rea assessments, levied and assessed against the land, buildings, and all other improv property. Tenant's proportionate share shall be the total amount of such taxes and asse by a fraction, the numerator of which shall be the Rentable Square Feet within the Lease denominator of which shall be the rentable square feet or rentable floor area within property at the time such taxes were levied or assessed.

Said real estate taxes and assessments shall be paid by the Tenant to the monthly installments on the first day of each calendar month during the Term of this L shall be based upon Landlord's estimated costs for the real estate taxes and assessmen Year. The amount due for all partial Calendar Years shall be prorated on a per diem bas

ii) Municipal, County, State or Federal Taxes, Excluding Tenant shall pay all taxes including but not limited to any such taxes assessed against an of Tenant or any fixtures, furnishings, equipment, stock-in-trade or other personal pr owned, installed or used in or on the Leased Premises, and any excise, sales or si assessed for any rent or additional rental item paid by or on behalf of Tenant.

iii) Insurance. Tenant agrees to reimburse Landlord his p (computed the same as in Subsection 4(A)(i) of the total cost of premiums for L coverages (excluding the amount thereof attributable to insuring the Common Areas, has been made in Subsection 4(A)(iv)). Said insurance reimbursements shall be paid b Landlord in equal monthly installments on the first day of each calendar month duri Lease. Said charges shall be based upon Landlord's estimated costs for the insurance the Calendar Year. The amount due for all partial Calendar Years shall be prorated on a

iv) Common Area Expenses. Tenant agrees to pay to Land hereinafter provided, Tenant's proportionate share of all costs and expenses of every kin incurred by Landlord in operating, equipping, policing and protecting, lighting, prov sewer and other services for insuring, repairing, replacing and maintaining the common facilities used in the maintenance or operation of the property. Such costs and expens shall not be limited to, the cost of illumination and maintenance of signs, refuse sewage, electricity and other utilities (without limitation), including any and all usag connection, availability and or stand by fees or charges pertaining to same; maintenan any temporary or permanent utility; compliance with rules, regulations and orde authorities pertaining to air pollution control, including the cost of monitoring air cleaning, lighting, striping and landscaping, curbs, roof, gutters, sidewalks, drainage a conduits, pipes located on or adjacent to the property; premiums for liability, cas insurance, personal property taxes; licensing fees and taxes; audit fees and expenses supplies; depreciation of maintenance equipment used in the operation or maintena areas; total compensation and benefits (including premiums for workmen's comp insurance) paid to or on behalf of employees involved in the performance of the wo Section. Tenant's proportionate share shall be the total amount of such common area ex this Section 4, multiplied by a fraction, the numerator of which shall be the Rentable Sq Leased Premises, and the denominator of which shall be the rentable square feet or within all buildings in the center at the time such expenses are incurred, except howe fees due under agreements which may be based on rents, square footage, unit, item billed to Tenant on such a schedule.

Tenant's proportionate share of such costs and expenses for each lease ye monthly installments on the first day of each calendar month, in advance, in an a Landlord from time to time.

B. Rental Taxes. In addition to, and without limiting the fo governmental taxing authority levy, assess, or impose any tax, excise or assessment (o or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by for or in addition to any existing tax on land and buildings or otherwise, Tenant sha excise or assessment thereof.

C. Subsequent to the end of each lease year, Landlord shall fu statement of the actual amount of Tenant's proportionate share of such cost and expe this Section for such period. If the total amount paid by Tenant under this Section for be less than the actual amount due from Tenant for such year as shown on such stateme to Landlord the difference between the amount paid by Tenant and the actual amount to be paid within ten (10) days after the furnishing of such statement, and if the total am hereunder for any such year shall exceed such actual amount due from Tenant for su shall be credited against the next installment due from Tenant to Landlord under this Se

Notwithstanding anything to the contrary contained in this Section 4, any controllable elements of the operating budget, including those elements contained in su shall be limited to a maximum increase of five (5%) percent per annum. The operating exp to increases only in the event of increases to non-controllable elements of the operating The non-controllable elements shall include real estate taxes, electric, water and sewer an charges, insurance rate increases due to general increases in the industry, and any line ite affected by legislative changes.

5. INCREASES IN BASE RENT.

In the event this Lease is for a period exceeding one year, upon each lease anni Rent shall increase by five percent per annum, unless otherwise expressly specified herein

"Lease Year" shall mean a period of twelve (12) consecutive full calendar month Year shall begin on the Lease Commencement Date, if that date occurs on the first d month; otherwise, the first Lease Year shall begin on the first day of the first calendar mo commencement Date. Each succeeding Lease Year shall begin on the anniversary of the F

6. USE OF LEASED PREMISES.

Tenant shall be permitted to use the Premises for its Permitted Use at no additio "Permitted Use" shall be defined as an office and all uses incidental thereto. Tenant shal good faith take all actions necessary to obtain, comply with and keep in effect all author certificates, approvals and other permits necessary to operate the Leased Premises. Ten with all laws, ordinances, codes, etc. of governmental authority having jurisdiction Premises. If Tenant's use of the Leased Premises should at any time during the term prohibited by law or ordinance or other governmental regulation, or prevented by injun shall not be thereby terminated, nor shall Tenant be entitled by reason thereof to surrend to any abatement or reduction in rent, nor shall the respective obligations of the parties he affected. Landlord represents, and Tenant reasonably relies upon the representation that of Tenant's type is a permitted and approved use within the Leased Premises.

Tenant shall not at any time use or occupy the Leased Premises, or suffer or per or occupy the Leased Premises, or do anything in the Leased Premises, or suffer or perm done in, brought into or kept on the Leased Premises, which in any manner in the s Landlord (a) violates the Certificate of Occupancy for the Leased Premises or for the pr or is liable to cause injury to the Leased Premises or the property or any equipment, fac therein, (c) constitutes a violation of the laws and requirements of any public a requirements of insurance bodies, (d) impairs or tends to impair the character, reputation the property as a community office complex, (e) impairs or tends to impair the prop maintenance, operation and repair of the property and/or its equipment, or system inconveniences or tends to annoy or inconvenience other tenants or occupants of the cent a nuisance, public or private, or violates any environmental law, ordinance or regulation, objectionable fumes, vapors, or odors into other leased premises or otherwise in such a ma or inconvenience the other tenants or occupants of the building, or (i) is inconsistent with license issued by any governmental authority. Tenant shall timely obtain all occupational for the use, employment or occupation of any persons occupying or employed within the L

Tenant hereby accepts the Leased Premises "as is", except for Landlord's W Section 11 of the Lease, where "as is" condition with all faults, if any, and without representation of the Landlord either expressed or implied, and in the condition Commencement Date. Landlord has made no inquiries about and makes no represen implied) concerning whether Tenant's proposed use of the Leased Premises is permitted law, including applicable land use and zoning laws. Should Tenant's proposed use be p shall be obligated to comply with applicable law and this Lease shall nevertheless remain effect. Tenant further acknowledges that Landlord shall have no obligation to make installations or otherwise prepare the Leased Premises for Tenant's intended use.

Tenant agrees to comply with and abide by the Rules and Regulations attached h part hereof as Exhibit "B" as adopted and amended from time to time by Landlord. Not this Lease shall be construed to impose upon Landlord any duty or obligation to enfo Regulations against any other tenant or any employees or agents of any other tenant, and be liable to Tenant for violation of the Rules and Regulations by any other tenant or its e invitees or licensees.

7. UTILITIES.

A. The Landlord shall not be liable to Tenant in damages or otherwise if a said utility services or obligations hereunder is interrupted or terminated because of installations, construction and expansion, non payment of utility charges due, or any ot Landlord's reasonable control. No such interruption or termination of utility service sh from any of its obligations under this Lease.

B. Electric Charges. Commencing with the date on which Landlord de

Premises to Tenant, Tenant shall pay directly to utility provider for electric current required for the proper operation of Tenant's business. If Tenant fails to pay said charg after same shall become due, Landlord, at its sole and absolute option, may cons default.

C. Water and Sewer Charge. Tenant agrees to pay for its Proportionate water and sewer charges, which shall be payable as Additional Rent Charges in accor above.

8. FIRST MONTH'S RENT, LAST MONTH'S RENT AND SECURITY D

A. Tenant contemporaneously with the execution of this L Landlord first month's rent, last month's rent and a security deposit equal to one security deposit shall be security for the full and faithful performance by the Ten covenants, and conditions of this lease upon the Tenant's part to be performed, which shall be returned to the Tenant after the time fixed as the expiration of the term hereo has fully and faithfully carried out all of said terms, covenants and conditions on th performed. Landlord shall have the right, but not the obligation, to apply any part o any default of the Tenant, and without prejudice to any other remedy Landlord m thereof, and, if the Landlord does so, Tenant shall, upon demand, deposit with Lan applied so that the Landlord shall have the full deposit on hand at all times during t Tenant's failure to pay to Landlord a sufficient amount to restore said security to the within five (5) days after receipt of demand therefore shall constitute a breach of th shall be paid by the Landlord to the Tenant on such security deposit. Should Tenant co terms, covenants, and conditions and promptly pay all of the rental herein provided a all other sums payable by the Tenant to the Landlord hereunder, the said deposit sha Tenant within thirty (30) days after Landlord's inspection of the Leased Premises, w occur no later than 15 days after the termination of this Lease.

B. In the event of bankruptcy or other creditor or debtor pro Tenant, all security shall be deemed to be applied first to the payment of rent an Landlord for all periods prior to the filing of such proceedings.

C. In the event of a sale of the building or a lease of the lan subject to this Lease, the Landlord shall have the right to transfer the security to the the Landlord shall be considered released by the Tenant from all liability for the retur the Tenant shall look to the new landlord solely for the return of the said security and shall apply to every transfer or assignment made of the security to a new Landlord. under this Lease shall not be mortgaged, assigned, transferred, or encumbered by th prior written consent of the Landlord and may be co-mingled with other funds of Land

9. PARKING AND COMMON USE AREAS AND FACILITIES.

Landlord grants to Tenant in common with other tenants and other occupant their agents, employees, and customers and persons doing work for or business in th use the "common areas" consisting of the parking areas, roadways, pathways, stairwells, elevators, entrances and exits and other areas and facilities designated for the property containing the Leased Premises.

The common areas shall be subject to the exclusive control and managem Landlord shall have the right to establish, modify, change and enforce rules and regul the common areas and Tenant agrees to abide by and conform with such rules and regu customers to use the parking facilities shall apply only while they are doing busi Tenant shall not park any trucks or delivery vehicles in the parking areas nor permit d merchandise at any place other than that designated by Landlord. Notwithstanding an set forth in this Lease, Landlord agrees to designate four (4) parking spaces to Ten parking level.

10. LICENSE.

All common areas and facilities not within the Leased Premises, which Tena to use and occupy, are to be used and occupied under a revocable license, and if revoked, or if the amount of such areas be diminished, Landlord shall not be subjec shall Tenant be entitled to any compensation or diminution or abatement of rent, nor or diminution of such areas be deemed constructive or actual eviction.

11. LANDLORD'S WORK.

Landlord agrees, at its sole cost, to perform the following work at the P Work"): (i) remove wallpaper and paint Premises in paint color of Tenant's choosin (iii) replace light fixtures or ballasts mutually agreed upon by Landlord and Tenant; (cabinets and tile flooring; (v) power wash the Leased Premises's front entranceway specified by Tenant from conference rooms in the Leased Premises; (vii) repair the c Leased Premises. The Premises shall be delivered to Tenant by Landlord no Commencement Date in a neat and clean condition with Landlord's Work completed.

Tenant's Initials ______

12. REPAIRS.

Landlord shall not be required to make any repairs, replacements or impr
upon the Leased Premises except for necessary exterior structural repairs. Tenant sh
expense, repair or replace, as necessary, and maintain in good and operational co
interior of the Leased Premises, structural or otherwise, the fixtures and e
appurtenances thereto including, but not limited to, the exterior and interior window
signs, floor coverings, interior walls, columns and partitions, lighting (including
bulbs), plumbing, and air conditioning (including ductwork). Tenant shall also be so
cost of installation and maintenance of all voice and data lines (including but no
related to any installation of conduit lines leading to and from the Leased Premises
above. Tenant shall have the benefit of any warranties passed to Landlord and hon
manufacturer during the term of such warranty.

Tenant, at its own expense shall maintain an annual service contract for th
and shall immediately provide a copy to Lessor. Tenant shall provide a copy of s
Landlord within thirty days of Lease commencement. Failure to timely provide s
deemed a default under the lease. In addition, if Tenant elects to install hurricane sh
Premises, Tenant shall be solely responsible for the cost of same. Notwithstanding a
set forth in this Section 12, Landlord shall warrant the proper operation of the H
Premises for a period of thirty (30) days starting from the Lease Commencement D
associated with the repair and maintenance of the HVAC units during the thirty da
by Landlord. Landlord shall have the duty to maintain the common areas in their cu
Commencement Date and, its option, to improve them.

13. SUBORDINATION, ESTOPPEL CERTIFICATE AND ATTORNME

Tenant agrees that this Lease shall be subordinate to any mortgage or
resulting from any financing or refinancing now or hereafter in force against the
which the Leased Premises are a part. This shall be self operative and no
subordination shall be required by any mortgagee. However, the Tenant, upon r
interest, shall execute promptly such instrument of certificates to carry out the in
required by the Landlord. Tenant hereby irrevocably appoints Landlord as Attorney
with full power and authority to execute and deliver, in the name of the Tenant, a
certificates. If, ten (10) days after the date of a written request by Landlord to exe
Tenant shall not have executed the same, the Landlord may at its option cancel this L
any liability on account thereof and the term hereby granted is expressly limited a
(10) days after request therefore by Landlord, or in the event that upon an
hypothecation of the Leased Premises and/or the land thereunder by Landlord an e
be required from the Tenant, the Tenant agrees to deliver, in recordable form, an est
proposed mortgagee, or purchaser or to the owner certifying and stating as follows
been modified or amended (or if modified or amended, setting forth such modifica
(b) this Lease as so modified or amended is in full force and effect or if not in fu
reasons therefore; (c) Tenant has no offsets or defenses to its performance of the t
this Lease, including the payment of rent, or if there are any such defenses or offse
(d) Tenant is in possession of the Leased Premises, if such be the case; (e) if an
leases has been served upon Tenant by a mortgagee or prospective mortgagee, Te
assignment and agrees to be bound by the provisions thereof; and (f) any oth
reasonably required by Landlord, any prospective landlord, or Landlord's mor
mortgagee. It is intended that any such statement delivered pursuant to this subsect
by any prospective purchaser or mortgagee and their respective successors and assi
liable for all loss, cost or expense resulting from the failure of any sale or funding
any misstatement contained in such estoppel certificate. Tenant covenants and
Landlord or to any successor to the Landlord's interest in the Leased Premises, or
mortgage or ground or underlying lease or to the purchaser of the mortgaged premis

14. ASSIGNMENT AND SUBLETTING.

Tenant agrees not to sell, assign, mortgage, pledge or in any manner tra
estate or interest thereunder and not to sublet the Leased Premises or any part or p
permit any licensee or concessionaire therein without the previous written appr
Landlord in each instance; such approval shall not be unreasonably withheld
successor in interest has demonstrated credit worthiness, ability and experience to c
under the Lease. Tenant shall be subject to a change of tenancy fee equal to
($3,000.00), payable at the time of Landlord's consent to assignment. The conse
assignment or subletting shall not constitute a waiver of the necessity for such con
assignment or subletting. This prohibition against assigning or subletting shall be
assignment or subletting by operation of law. If this Lease be assigned or the Leas
thereof be sublet or occupied by anybody other than the Tenant, Landlord may
assignee, subtenant or occupant and apply the net amount collected to the rent herei
assignment, subletting, occupancy, or collection shall be deemed a waiver of
acceptance of the assignee, subtenant or occupant as Tenant or release of Te
performance by Tenant of the covenants on the part of Tenant herein contained
assignment or subleases; Tenant shall remain fully liable on this Lease and sha
performing any of terms, covenants and conditions of this Lease.

Tenant's Initials ______

Notwithstanding anything to the contrary contained in this Section 14, Tena Lease or sublease the Premises in whole or in part, upon thirty (30) calendar day Landlord, but *without* the consent of Landlord (herein a "Permitted Transfer") *withou* Landlord for any and all legal fees, costs and expenses Landlord might incur by Transfer, and *without* Landlord's option to require Tenant or subtenant to renegotia (including but not limited to the Minimum Rent) of this Lease to (a) any entity with merged or consolidated; (b) any parent, subsidiary, successor, or wholly-owned affilia (c) any entity which acquires all or substantially all of the assets or issued and outsta capital stock of Tenant, (d) any partnership, the majority interest of which shall be mo (50%) owned by Tenant or a parent, subsidiary, successor or wholly-owned affiliate ent any purchaser of all or substantially all of Tenant's assets located at the Premises, provi permitted transferee shall agree in writing to assume and perform all of the terms an Lease on Tenant's part to be performed from and after the effective date of such assig (ii) such permitted transferee has a verifiable net worth equal to or greater than the (after the assignment has taken place); and (iii) Tenant provides the name and addres Transferee.

15. INSURANCE AND INDEMNITY.

Tenant agrees to maintain, during the term of this Lease, (i) insurance aga to the plate glass, (ii) fire and windstorm insurance covering the contents of the Leased trade fixtures, (iii) public liability insurance in the minimum amount of One Million Landlord and Tenant against any liability whatsoever occasioned or happening on o Premises or any appurtenance thereto. Any such policy shall name Landlord as a fir insured. Tenant shall, at the beginning of the term and at all times thereafter, and at lea the expiration of any current policy, deliver to Lessor certificates issued by the insurer insurance and renewal(s) is in force, the premiums paid, and same is not cancelable o upon thirty days' prior written notice to Lessor.

Tenant shall defend, indemnify and hold the Landlord harmless from and claims, suits, loss, cost and liability including Landlord's attorney's fees on account o persons or damage to property, or for liens on the Leased Premises, caused by a happ with the Leased Premises, or the condition, maintenance, possession or use thereo thereon. Landlord shall not be liable for any failure of water supply, gas or electric injury or damage to any property or any person or to the Leased Premises, caused b gasoline, oil, steam, gas, electricity, or hurricane, tornado, flood, wind or similar storms water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurf any part of the premises, or building, or leakage of gasoline or oil from pipes, ap plumbing works therein, or from any other place, nor for interference with light o hereditaments by any person, or caused by any public or quasi-public work.

16. SIGNS, FIXTURES, ALTERATIONS.

A. All fixtures installed by Tenant shall be new or comple Tenant shall not make or cause to be made any alterations, additions or improvements o be installed any trade fixtures, exterior signs, floor covering, interior or exterior lighting or make any changes to the Leased Premises without first obtaining Landlord's w approval, which consent and approval shall be in the sole and absolute discretion of th shall present to the Landlord plans and specifications for such work at the time approv shall only install signs which are approved by Landlord and the City of Palm Beach an in conformance with Landlord's criteria for signage. Tenant shall pay for all costs installation, maintenance, and costs of obtaining any necessary governmental permits or shall not place any signs or other promotional material on or in windows of Leased P shall comply with the sign plan established by Landlord, and shall be at the sole expens

B. All trade fixtures installed by Tenant shall remain the propert be removable at any time, provided Tenant shall not be in default at the time, and Tena its own expense, repair any damage to the Leased Premises in removing such trade fixtu

C. All improvements and alterations shall be done in a work keeping with all building codes and regulations and in no way harm the structure of th provided that at the expiration of this Lease or any extension thereof, Tenant, at its e within leased premises to its original condition and repairs any damage to the premise installation or removal of such partitions, fixtures, or equipment as may be installed by to do so by Landlord.

D. All changes, additions or alterations shall be made solely Tenant; and the Tenant agrees to protect, indemnify and save harmless the Landlord injury to third persons or property, by reason of any such changes, additions or altera indemnify and save harmless the Landlord from the payment of any claim of any k account of bills for labor or material in connection therewith.

All alterations, decorations, additions and improvements made by the Tena

Landlord on the Tenant's behalf by agreement under this Lease, shall remain the prope
for the term of this Lease, or any extension or renewal thereof. Such alterations, decora
improvements shall not be removed from the Leased Premises without prior consent
Landlord. Upon expiration of this Lease, or any renewal term thereof, the Landlord sha
requiring the Tenant to remove all such alterations, decorations, additions and impro
the Leased Premises. Tenant's obligation to observe or perform this covenant shall su
or other termination of the term of the Lease. If the Tenant fails to remove such alter
additions and improvements and restore the Leased Premises, then such alterations, de
and improvements shall become the property of the Landlord and in such event, shoul
Landlord may restore the Lease Premises to its original condition for which cost,
ordinary wear and tear, Tenant shall be responsible and shall pay promptly upon deman
of the Lease, provided Tenant is not in default, Tenant may remove from the Leased
trade fixtures, furniture and equipment.

17. **WASTE, NUISANCE, TRASH.**

Tenant shall not commit or suffer to be committed any waste upon the Leas
nuisance or other act or thing which may disturb the quiet enjoyment of any other tena
which the Leased Premises may be located or which may disturb the quiet enjoyment o
five hundred (500) feet of the boundaries of the property.

Tenant shall keep the Leased Premises and all glass and doors clean. Tenant ag
Premises shall be kept free of pests, rodents, and insects. Tenant shall not permit trash,
be accumulated and to keep same in proper containers on the interior until they are
Tenant shall keep all mechanical apparatus free from vibration and noise which may be
the confines of the Leased Premises and to avoid causing objectionable odors emanati
Premises.

18. **POSTING.**

That for the period of three (3) months prior to the expiration of this Lease or a
Landlord shall have the right to show the Leased Premises and all parts thereof to
between the hours of 9:00 A.M. and 5:00 P.M. by appointment only on any day exc
legal holiday on which Tenant shall not conduct business.

19. **GOVERNMENT REGULATIONS AND ENVIRONMENTAL CONDITI**

Tenant shall, at Tenant's sole cost and expense, comply with all of the require
municipal, state, federal and other applicable governmental authorities, now in fo
hereafter be in force, pertaining to the said Leased Premises, and shall faithfully obser
Leased Premises all municipal and county ordinances and state and federal statutes no
may hereafter be in force.

20. **DESTRUCTION OF LEASED PREMISES.**

If the Leased Premises or any part thereof shall be damaged by fire or other
and all of the terms, covenants and conditions hereof shall, subject to the provisions l
continue in full force and effect. The Tenant shall give prompt notice of such dam
Landlord, and Landlord shall, subject to the provisions of this paragraph hereafter set f
such notice, proceed with reasonable diligence and in a manner consistent with th
underlying leases and mortgages, to repair, or cause to be repaired, such damage.
Premises shall be rendered untenantable by reason of such damage, the fixed minimum
for the period from the date of such damage to the date when the damage shall ha
aforesaid, provided, however, that if Landlord shall be unable to collect the insurance
to such damage because of some action or inaction on the part of Tenant, or the emp
invitees of Tenant, the cost of repairing such damage shall be paid by Tenant an
abatement of rent. Tenant acknowledges and agrees that Landlord will not carry insur
Tenant's furniture or furnishings or on any trade fixtures, equipment, improvemen
removable by Tenant under the provisions of this Lease, and that Landlord shall not b
any damage thereto or replace the same. Landlord shall not be liable for any inconven
in any way from such damage or the repair thereof.

In the event that the Leased Premises or the building(s) shall be damag
destroyed by such fire or other casualty during the last year of the term of this lease
term, then Landlord may, at its option, terminate this lease and the term and estate
notifying Tenant, in writing, of such termination within thirty (30) days after the date
which case this Lease and the term and estate hereby granted shall expire as of the da
notice (which date shall not be less than thirty (30) days after the giving of such n
completely as if such date were the date hereinbefore set for the expiration of the term
the rent and all other sums payable by Tenant under this lease shall be apportioned
termination.

Nothing herein contained shall relieve Tenant from any liability to Landlord
connection with any damage to the Leased Premises or to the property by fire or othe
shall be legally liable in such respect. Anything contained herein to the contrary n

specifically understood and agreed that Landlord's obligation to repair and rebuild pursuant shall be limited to a basic building. Except as herein provided, there shall be no obliga rebuild in the case of fire or other casualty. The provisions of this paragraph shall be consi agreement governing any case of damage or destruction of the Leased Premises by fire or o

Notwithstanding anything to the contrary set forth in this Section, it is her understood between Landlord and Tenant that in the event Landlord decides to demolish a the premises leased hereunder, Tenant hereby agrees to vacating same upon receipt of one days written notice, and the Landlord will return any advance rental paid on account of thi monies owed to Landlord.

21. EMINENT DOMAIN.

If any and all of the Leased Premises, in its entirety, is acquired by or under the t domain for any public or quasi public use or purpose, then this Lease will terminate as of date of possession of said premises by the condemning authority or the date of the transf percent or more of Lessee's Leased Premises shall be acquired by or under the threat of then Landlord or Tenant may terminate this Lease by giving the other party sixty days not of transfer of title. Under no circumstances shall there be any abatement of rent if pa Premises are acquired by or under the threat of eminent domain. If the Leased Premises o is acquired, Landlord reserves unto itself, and Tenant hereby assigns to Landlord, all righ compensation occurring on account of any such taking or condemnation, including dam business. Tenant shall execute such instruments, including subordinations, as may be requ or to undertake such other steps as may be requested to join with Landlord in any petition of damages and to turn over to Landlord any such damages that may be received in any su Tenant fails to execute such document as requested, as herein stated then, and in such even be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute and undertake such steps as herein stated in and on behalf of Tenant.

22. DEFAULT OF THE TENANT.

(1) If tenant shall default in the payment of any rent or other payments required part thereof, and if such default shall continue for three (3) days after the payment shall Tenant shall default in the performance or observance of any other agreement or conditio performed or observed, and if Tenant shall fail to cure said default within ten (10) days a default from Landlord, or (3) if any person shall levy upon, take or attempt to take this lea any part thereof upon execution, attachment or other process of law, or (4) if Tenant sh with respect to any other lease between it and Landlord, or (5) if this Lease or any intere operation of law devolve upon or pass to any person or persons other than Tenant, or (6) i to move into and take possession of the Leased Premises and open for business within thi Landlord's giving notice to Tenant that the Leased Premises are ready for occupancy by Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or ha Tenant, in any court, pursuant to any statute, either of the United States or of any sta bankruptcy or insolvency or for reorganization or for the appointment of a receiver or t portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditor or enters into an arrangement, or suffer this Lease to be taken under any writ or executio then, in any of said cases (notwithstanding any consent to any former breach of agreeme waiver of the benefit hereof or consent in a former instance) Landlord lawfully may imm time thereafter, and without any further notice or demand, terminate this Lease and Ten quit and surrender the Leased Premises, but Tenant shall remain liable as hereinafter provi

If this Lease shall be terminated as provided in this Paragraph:

A. Right to Re-Enter. The Landlord may immediately, or at any ti enter and resume possession of the Leased Premises and remove all persons and property by summary dispossess proceedings or by a suitable action or proceeding at law or in equ otherwise, without being liable for any damages therefor. No re-entry by the Landlord s acceptance of a surrender of this Lease.

B. Right to Re-let. The Landlord has a duty to mitigate its dam whole or any part of the Leased Premises for a period equal to, or greater or less than the then term of this Lease, at such rental and upon such terms and conditions as are reasonab or Tenants which it may reasonably deem suitable and satisfactory and for any use and may reasonably deem appropriate. Any sums received by the Landlord on a reletting in reserved in this Lease shall belong to the Landlord.

C. Additional Remedies. If this Lease shall be terminated as paragraph, or by summary proceedings or otherwise, and whether or not the Leased Prem upon Tenant's default and the termination of this Lease as aforesaid, all Base Rent, all Ad any other charges and assessments against Tenant due or to become due under this Lease not been terminated, shall immediately become due and payable. It is expressly agreed th on the part of the Landlord in the institution of any suit or entry of judgment for any par reserved to the Landlord shall in no way serve as a defense against, nor prejudice a subs such rent. In addition to the monies due set forth above Landlord shall also be entitled to

Tenant, and the Tenant shall pay to the Landlord i) an amount equal to all reasonable reasonable attorney's fees (including appeals) incurred by the Landlord in recovering Leased Premises, and ii) all reasonable costs and charges for the care of the Leased Pre and (iii) an amount equal to all reasonable expenses incurred by the Landlord in reletting of the Leased Premises or any part thereof, including broker's commissions, and the cost of repairing, renovating or remodeling the Leased Premises, which amou payable by the Tenant to the Landlord at such times as the expenses, costs and char incurred.

D. The Landlord, at its election, which shall be exercised by the notice on the Tenant, may collect from the Tenant and Tenant shall pay, in lieu of the after the service of such notice under the provisions of subparagraph 2 or subparagraph to the difference between the Base Rent, Additional Rent, and other charges require Tenant under this Lease (from the date of the service of such notice to and includ expiration of the term of this Lease which has been in force immediately prior to any under this paragraph), and the then fair and reasonable rental value of the Leased Pr period, discounted to the date of the service of such notice at the rate of six percent determining the rental value of the Leased Premises, the rental realized by any relett prima facie evidence thereof.

E. In the event of a breach or threatened breach by Tenant of a or provisions hereof, Landlord shall have the right of injunction and the right to invoke at law or in equity as if re-entry summary proceedings and other remedies were not Mention in this Lease of any particular remedy shall not preclude Landlord from any o or in equity. Tenant hereby expressly waives any and all rights of redemption grant present or future laws in the event of Tenant being evicted or dispossessed for any caus Landlord obtaining possession of the Leased Premises, by reason of the violation by covenants and conditions of this Lease, or otherwise.

23. ATTORNEYS' FEES.

The prevailing party shall be entitled to all costs and expenses, including r fees, court costs, and costs of appeals at trial or appellate levels (whether or not litigat enforcing the covenants, terms and conditions of this Lease and the non prevailing sums on demand of prevailing party.

24. LANDLORD'S LIEN.

In addition to any statutory lien for rent in Landlord's favor, Landlord sha hereby grants to Landlord a continuing security interest for all rentals and other sums due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, contract rights, chattel paper and other personal property of Tenant situated on the L such property shall not be removed therefrom without the consent of Landlord until al well as any and all other sums of money then due to Landlord hereunder shall first discharged. In the event of a default under this Lease, Landlord shall have, in a remedies provided herein or by law, all rights and remedies under the Uniform including without limitation the right to sell the property described in this paragraph sale upon five (5) days notice to Tenant. Tenant hereby agrees to execute such fina other instruments necessary or desirable, in Landlord's discretion to perfect the sec created. Any statutory lien for rent is not hereby waived, the express contractual lien in addition and supplementary thereto.

25. ACCORD AND SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the stipulated shall be deemed to be other than on account of the earliest stipulated endorsement or statement on any check or any letter accompanying any check or deemed an accord and satisfaction, and Landlord may accept such check or payment Landlord's right to recover the balance of such rent or pursue any other remedy in this

26. ENTIRE AGREEMENT.

This Lease and the Exhibits (and Rider, if any), attached hereto and forming a all the covenants, promises, agreements, conditions and understandings between concerning the Leased Premises and there are no covenants, promises, agreem understandings, either oral or written, between them other than as set forth herein. otherwise provided, no subsequent alteration, amendment, change or addition to this L upon Landlord or Tenant unless reduced in writing and signed by them.

27. FORCE MAJEURE.

In the event either party hereto shall be delayed or hindered in or prevented of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability failure of power, restrictive governmental laws or regulations, riots, insurrection, wa reason of a like nature not the fault of the party delayed in performing work or doin

Tenant's Initials ______

the terms of this Lease, then performance of such act shall be excused for the period o period for the performance of any such act shall be extended for a period equivalent to delay. The provisions of this paragraph shall not operate to excuse Tenant from the rent, percentage rent, additional rent or any other payments required herein.

The use and occupation by the Tenant of the Leased Premises shall include with others entitled thereto of the common areas, employees' parking areas, service ro customer car parking areas, hallways, stairwells, elevators, and other facilities as may time to time by the Landlord, subject, however, to the terms by any terms of this Lease.

28. NOTICES.

Every notice, approval, consent request or other communication authorized, permitted by this Lease, shall not be effective unless in writing and sent by hand or ma party to whom directed at the address first heretofore stated or at such other addre designate by notice so given and shall be deemed given on the date mailed or delivered

29. INTERPRETATION.

The laws of the State of Florida shall govern the validity, performance and Lease. It is agreed that if any provision of this Lease shall be determined to be vo competent jurisdiction, then such determination shall not affect any other provision o which other provisions shall remain in full force and effect, and it is the intention of th if any provision of this Lease is capable of two constructions, one of which would rende and the other of which would render the provision valid, then the provision shall hav rendered valid.

30. NO REPRESENTATIONS BY LANDLORD

It is understood and agreed by the parties hereto that this Lease contains a agreements, terms, provisions and conditions relating to the leasing of the Leased Pr Landlord has not made and is not making, and the Tenant, in executing and deliverin relying upon any warranties, representations, promises, or statements, except to the may expressly be set forth in this Lease. Any monies owed to Landlord pursuant to any lease or loan, if any, for this or any other property or purpose between the parties s owing and the same are hereby designated as "additional rent" hereunder.

31. NO WAIVER.

The failure of the Landlord to insist in any one or more instances upon the s any one of the covenants, agreements, terms, provisions or conditions of this Lease election herein contained shall not be construed as a waiver or relinquishment fo covenant, agreement, term, provision, condition or election, but the same shall contin force and effect. No waiver by the Landlord of any covenant, agreement, term, prov this Lease shall be deemed to have been made unless expressed in writing and signed surrender of the Leased Premises or of any remainder of the term of this Lease s accepted by the Landlord in writing. The receipt and retention by the Landlord of re from anyone other than the Tenant shall not be deemed a waiver of the breach by covenant, agreement, term, provision or condition herein contained. The receipt Landlord of rent or additional rent with knowledge of the breach of any covena provision or condition herein contained shall not be deemed a waiver of such bre possession of the Leased Premises by the Tenant shall be conclusive evidence as again accepts same "AS IS" and that said Leased Premises were in good and satisfactory such possession was so taken and that Landlord has complied in all respects with any in this Lease. If the term "Tenant," as used herein, refers to more than one person, th any breach of this Lease by one of such persons as a breach by all.

32. INTENTIONALLY OMITTED.

33. RELATIONSHIP OF THE PARTIES.

Nothing contained herein in this Lease shall be construed by the parties he party as constituting the parties as principal and agent, partners, or joint venturers, nor render either party (other than a guarantor) liable for the debts and obligations of any understood and agreed that the only relationship between Landlord and Tenant is Tenant.

34. SURRENDER OF LEASED PREMISES.

Tenant covenants and agrees that it will, at the termination of this Lease, in w termination may be brought about, promptly surrender and deliver such Leased Pre good condition, ordinary wear and tear excepted.

35. HOLDING OVER.

Tenant agrees to provide Landlord prior written notice of its intent to renew the premises, which notice must be delivered by certified mail so as to be receive[d] than the date that is three months prior to the termination date of this Lease. If Tena[nt] without providing proper written notice, Tenant forfeits all security deposits an[d] addition to any other claims Landlord has against Tenant. If the Tenant shall occupy with the consent of the Landlord, after the expiration of this Lease, and rent is acc[epted] such occupancy and payment shall be construed as an extension of this Lease for th[e] only from the date of such expiration. In such event, if Tenant desires to terminat[e] end of any month, the Tenant shall give Landlord at least thirty (30) days written Tenant fails to give such notice, Tenant shall be obligated to pay rent for an add[itional] following the month in which Tenant has vacated the Leased Premises.

If such occupancy continues without the consent of the Landlord, Tenant double the amount of rent specified in this Lease for the time Tenant retains po[ssession] Premises or any part thereof after termination of the term by lapse of time or otherw[ise]

36. CONFIDENTIALITY AGREEMENT.

Tenant acknowledge and agree that, except as provided in the followi[ng] conditions, provisions, covenants and agreements of this Lease are to remain con[fidential] benefit, and may not be disclosed by Tenant to anyone, by any manner or means without Landlord's prior written consent. Notwithstanding the preceding sentence shall have the right to disclose the terms, conditions, provisions, covenants and agre[ements] their respective attorneys, accountants, lenders and any potential assignee of this L[ease] Premises. Any violation of this covenant by Tenant shall be deemed a Default und[er] to remedies as set forth hereunder.

37. QUIET ENJOYMENT.

Upon payment of the Tenant of the rents herein provided, and upo[n] performance of all the covenants, terms and conditions on Tenant's part to be ob[served] Tenant shall peaceably and quietly hold and enjoy the Leased Premises for th[e] without hindrance or interruption by Landlord or any other person or persons claiming by through or under the Landlord, subject nevertheless, to the terms and co[nditions]

38. MECHANIC'S LIEN

In the event that a mechanics' or construction claim of lien is filed aga[inst] Leased Premises in connection with any work performed by or on behalf of the T[enant] satisfy such claim, or shall transfer same to security, within ten (10) days from th[e] event that the Tenant fails to satisfy or transfer such claim within said ten (10) d[ays] may do so and thereafter charge the Tenant, as additional rent, all costs incurr[ed] connection with satisfaction or transfer of such claim, including attorney's fees. Fu[rther] to indemnify, defend and save the Landlord harmless from and against any damag[e] Landlord as a result of any such mechanics' or construction claim of lien.

39. IMPROVEMENTS TO REMAIN WITH LANDLORD.

Tenant agrees that any interior walls, carpeting or partitions installed by with the Leased Premises upon the expiration of this Lease. However, at Landlo[rd's] shall remove same within thirty (30) days of expiration or other termination hereof.

40. EXCULPATION; LIABILITY OF LANDLORD.

Anything contained in this Lease, or at law or in equity to the contrary n[otwithstanding] expressly acknowledges and agrees that there shall at no time be or be construe[d] liability by or on the part of Landlord under or in respect of this Lease or in any w[ay] Leased Premises; it being further acknowledged and agreed that Tenant is accep[ting] estate created hereby upon and subject to the understanding that it shall not enforc[e] claim or judgment or any other matter, for money or otherwise, personally or dire[ctly] director, stockholder, partner, principal (disclosed or undisclosed), representative o[r] will look solely to the Landlord's interest in the real property described in Exhib[it] of any and all claims, remedies or judgments (or other judicial process) in favor payment of money by Landlord in the event of any breach by Landlord of any of agreements to be performed by Landlord under this Lease or otherwise, subject, ho[wever] of any ground or underlying lessors or the holders of the mortgages covering the re[al] assets of Landlord shall be subject to levy, execution or other judicial proces[s] Tenant's claims; such exculpation of personal liability as herein set forth to be abs[olute] without exception of any kind.

41. WAIVER.

LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JUR[Y] PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSO[EVER]

OF OR IN CONNECTION WITH (i) THIS LEASE, (ii) THE LEASED PREMISES, (ii OR OCCUPANCY OF THE LEASED PREMISES, OR, (iv) THE RIGHT TO AN RELIEF OR REMEDY. THE WAIVERS SET FORTH IN THIS SECTION ARE MAD INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER A THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE.

42. RADON GAS.

This clause does not represent a part of the agreement between Landlord a included in this Lease for the sole purpose of complying with Section 404.056 of the Flo requires that any rental agreement for any building contain the following notification:

"RADON GAS" - Radon is a naturally occurring radioactive gas that, when it has building in sufficient quantities, may present health risks to persons who are expose Levels of Radon that exceed federal and state guidelines have been found in bu Additional information regarding Radon and Radon testing may be obtained from y Health Unit.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as o first written above.

WITNESSES:

Signature of Witness
Printed Name:

Signature of Witness
Printed Name:

TENANT:

FUTURE HEALTHCARE OF AM

Signature of Tenant
By:
Its:

Signature of Witness
Printed Name:

Signature of Witness
Printed Name:

LANDLORD:

JHB SEASIDE PROPERTIES LL

Signature by Landlord
By:
Its:

Tenant's Initials ______

EXHIBIT "A"

BUILDING RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, or vestibules shall not be obstructe nor shall they be used for any purpose other than ingress and egress to and from the L property.

2. No awnings or other projections shall be attached to the outside walls of the ce blinds, shades, interior window treatments or screens shall be attached to or hung in, or with, any window or door of the Leased Premises, without the prior written consent of th awnings, projections, curtains, blinds, shades, interior window treatments screens or othe of a quality, type, design and color, and attached in the manner approved by the Landlord

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, pa any part of the outside or inside if visible from outside of the Leased Premises or the Landlord's prior written consent and in accordance with Landlord's Sign Plan. In the eve of the foregoing, Landlord may remove same without any liability, and may charge the ex such removal to the Tenant or Tenants violating this rule. Interior signs on doors and di be inscribed, painted or affixed for each Tenant by the Landlord at the Tenant's expense size, color and uniform style acceptable to the Landlord. The windows and doors that re into the Leased Premises shall not be covered or obstructed by any Tenant.

4. Landlord reserves the right to amend the hours of permissible access to the build written notice to Tenant. During hours which the building is not available for acce Landlord shall have no obligation to provide common area building services whatsoever limited to electrical and HVAC services.

5. The toilets and urinals and other plumbing fixtures in the Leased Premises sha any purpose other than those for which they were constructed, and no sweepings, rubb substances shall be thrown into them. All damages resulting from any misuse of the fixtu by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall hav Waste and excessive or unusual use of water shall not be allowed.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised to him or it, or the center of which they form a part. No boring, cutting or strin be permitted, except with the prior written consent of the Landlord, and as the Landlor expense of any breakage, stoppage or damage resulting from a violation of this Rule sha Tenant who has caused such breakage, stoppage or damage.

7. No animals of any kind shall be brought into or kept in or about the Lease property without the prior written consent of Landlord which may be withheld for any rea

8. No Tenant shall make, or permit to be made, any unusual or disturbing no interfere with occupants of this or neighboring buildings or premises or those having busi

9. No Tenant, nor any of the Tenant's servants, employees, agents, visitors or lice time bring or keep fluid, chemical or substance, or any matter forbidden or regulated company at risk with respect to all or any part of the property or building.

10. No additional locks or bolts of any kind shall be placed upon any of the door shall any changes be made in existing locks or the mechanism thereof, without the expre of Landlord. Each Tenant must, upon the termination of his Lease, return to the Lan access cards, either furnished by Landlord to, or otherwise procured by such Tenant, and loss of any keys so furnished, the Tenant shall pay to the Landlord the cost thereof. N their agents or employees shall have any duplicate keys made.

11. All furniture, building supplies and materials, safes and other heavy pro machinery and other freight must be moved into and within the building under the Lan and according to such regulations as supplied by Landlord but Landlord will not be resp or damage to such freight or other items from any cause.

12. Landlord shall have the right to prohibit any advertising by any Tenant wh opinion, tends to impair the reputation of the property or its desirability as a communi and upon written notice from Landlord, Tenant shall refrain from or discontinue such adv

13. The Leased Premises shall not be used for lodging or sleeping or for immoral or

14. The requirements of Tenant will be attended to only upon written request Management employees and contractors shall not perform any work or do anything outsi duties, unless under special instructions from the Landlord.

15. Canvassing, soliciting and peddling within the property or surrounding area is p
Tenant shall cooperate to prevent the same.

16. No part of the property shall be used by any Tenant, or any agent or employee o
advertising, political campaigning or other similar use, including, without limitation, th
advertising or campaign leaflets or flyers.

17. The Landlord may waive or modify any one or more of these rules for the benef
Tenant of the center, but no such waiver by the Landlord of any such rule or rules shall
waiver or modification of such rule in favor of any other Tenant or Tenants of the cent
Landlord from thereafter enforcing any such rule against any or all of the Tenants of the c

18. Landlord reserves the right to make such other and further rules and regulations
may from time to time be necessary for the safety and cleanliness of, and for the preserva
in the center.

19. Reference to Landlord herein shall at Landlord's discretion refer to the then Pr
any.

20. No materials may be stored or temporarily placed outside the Leased Premises.
Tenant shall have no access to the roof of the Center.

21. Business machines and mechanical equipment used by any Tenant of the C
vibration or noise that may be transmitted to any other portion of the Center, to su
reasonably objectionable to Landlord or any other Tenant, shall be placed and maintained
its expense in a setting of cork, rubber, or spring-type vibration isolators sufficient
vibrations or noise.

22. Dumpster rules & regulations. The dumpster door must remain closed and l
Trash must be placed only in the dumpster and nowhere else. No trash bags or other tra
over the enclosure wall at any time. All boxes must be broken down and placed in dum
materials (styrofoam peanuts) must be securely bagged. No furniture, loose files, bu
bulky items are to be placed in or around dumpster receptacles.